Exhibit 5.1

Conner & Winters, LLP 4000 One Williams Center | Tulsa, OK 74172-0148 p (918) 586-5711 | f (918) 586-8982 | cwlaw.com

July 11, 2013

SemGroup Corporation

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

Re:	Form S-8 Registration Statement

SemGroup Employee Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel for SemGroup Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 1,000,000 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), issuable under the SemGroup Employee Stock Purchase Plan (the “Plan”).

We have examined and are familiar with an original or copy, the authenticity of which has been established to our satisfaction, of the Plan and all such documents, corporate records and other instruments as we have deemed necessary to express the opinion herein set forth. In rendering the opinion expressed below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals from which all such copies were made. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for pursuant to and in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and judicial decisions interpreting those laws as of the date of this opinion, and we do not express any opinion herein concerning the laws of any other jurisdiction.

Dallas, TX    |    Houston, TX    |    NW Arkansas    |    Oklahoma City, OK    |    Santa Fe, NM    |    Tulsa, OK    |    Washington, DC

SemGroup Corporation

July 11, 2013

We hereby consent to the Company’s filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Conner & Winters, LLP